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bpmcpa.com

Exhibit 16.1

May 13, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by MoSys, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of MoSys, Inc. dated May 13, 2020. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ BPM LLP

San Jose, California